Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of this 17th day of May, 2022 by CLENE NANOMEDICINE, INC., a Delaware Corporation (the “Debtor”), in favor of the DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT, a principal department of the State of Maryland (“DHCD”).

Recitals

The Debtor has applied to DHCD for a loan in the principal amount of $3,000,000 (the “Loan”). The Loan is to be evidenced by, and repaid with interest in accordance with the provisions of a commercial promissory note of even date herewith from the Debtor payable to DHCD in the principal amount of the Loan (the “Note”). The Loan is being made pursuant to the Neighborhood Business Development Program established by §§6-301 through 6-311 of the Housing and Community Development Article of the Annotated Code of Maryland, and related regulations promulgated thereunder (collectively, the “Act”). DHCD has required, as a condition to the making of the Loan, the execution of this Agreement by the Debtor.

NOW, THEREFORE, in order to secure (a) the prompt payment of all past, present, and future indebtedness, liabilities, and obligations of the Debtor to DHCD of any nature whatsoever in connection with the Loan (the “Liabilities”), and (b) the performance by the Debtor of all of the terms, conditions, and provisions of this Agreement, the Note, and of any other document previously, simultaneously, or hereafter executed and delivered by the Debtor, or any other person, singly or jointly with another person or persons, evidencing, securing, guaranteeing, or in connection with any of the Liabilities (collectively, the “Loan Documents”), the Debtor agrees with DHCD as follows:

1.
Collateral. The Debtor hereby assigns, pledges, and grants to DHCD a continuing security interest in all of the personal property of the Debtor as described in Exhibit A attached hereto and incorporated herein, wherever located, whether now owned or hereafter acquired or arising, which security interest shall continually exist until all Liabilities have been paid in full. The term “Collateral” means all of the items described in Exhibit A.
2.
Representations and Warranties/Covenants of Debtor.
a.
Payment and Performance. The Debtor will pay the Liabilities as and when due and payable and will perform, comply with, and observe the terms and conditions of the Loan Documents to be performed, complied with, and observed by the Debtor.
b.
Title to Collateral. The Debtor represents and warrants that it is the owner of the Collateral (hereinafter defined) and has good and marketable title to the Collateral free and clear of all liens, security interests, and other encumbrances except those in favor of DHCD and those previously disclosed in writing to DHCD. The security interest granted DHCD hereunder shall be a 1st priority lien against the Collateral.
c.
Further Assurances. The Debtor will defend its title to the Collateral against all persons and will, upon request of DHCD, (i) furnish such further assurances of title as may be required by DHCD, and (ii) deliver and execute or cause to be delivered and executed, in form and content satisfactory to DHCD, any financing, continuation, termination, or security interest filing statement, security agreement, or other document as DHCD may request in order to perfect, preserve, maintain, or continue the perfection of DHCD's security interest in the Collateral and/or its priority and hereby specifically authorizes DHCD to file any financing, continuation, or security interest filing statement describing the Collateral to perfect its security interest. The Debtor will pay the costs of filing any financing, continuation, termination, or security interest filing statement as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording of any such statement.
d.
Transfer and Other Liens. The Debtor will not sell, lease, transfer, exchange, or otherwise dispose of the Collateral, or any part thereof, without the prior written consent of DHCD and will not permit any lien, security interest, or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of DHCD or those permitted by DHCD in writing, except that the Debtor may, in the ordinary course of its business, and in the absence of an Event of Default (as hereinafter defined) hereunder, collect its accounts and chattel paper and sell its inventory.
e.
Name of Debtor, Place(s) of Business, and Location of Collateral. The Debtor represents and warrants that its correct legal name is as specified on the signature lines of this Agreement, and each legal or trade name of the Debtor for the previous twelve (12) years (if different from the current legal name) is as specified in Exhibit A of this Agreement and that it is duly organized, legally existing, and in good standing under the laws of the State of Delaware and that it is in good standing under the laws of the State of Maryland. Without the prior written consent of DHCD, the Debtor will not change its name, dissolve, merge, or consolidate with any other person. The Debtor warrants that the address of the Debtor's chief executive office and the address of each other place of business of the Debtor are as specified below the signature lines of this Agreement. Except for mobile equipment and motor vehicles, the Collateral and all books and records pertaining to the Collateral have been, are, and will be located at the Debtor's chief executive office specified below or at any other place of business which may be specified below. The Debtor will immediately advise DHCD in writing of the opening of any new place of business and will not change the location of the place where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept without the prior written consent of DHCD, such consent not to be unreasonably withheld or delayed. In any event, the Collateral shall be maintained within the State of Maryland.
f.
Care of Collateral. The Debtor will maintain the Collateral in good condition and will not do or permit anything to be done to the Collateral that may impair its value or that may violate the terms of any insurance covering the Collateral or any part thereof. The Debtor shall bear all risk of loss of the Collateral. DHCD shall have no duty to, and the Debtor hereby releases DHCD from all claims for loss or damage caused by the failure to, collect or enforce any account or chattel paper or to preserve rights against prior parties to the Collateral.
g.
Insurance. The Debtor will insure such of the Collateral as specified by DHCD against such casualties and risks in such form and amount as may from time to time be required by DHCD. All insurance proceeds of the Collateral shall be payable to DHCD and all copies of all policies of insurance relating to the Collateral shall be furnished to DHCD. The Debtor will pay all premiums due or to become due for such insurance and hereby assigns to DHCD any returned or unearned premiums which may be due upon cancellation of insurance coverage. DHCD is hereby irrevocably (i) appointed the Debtor's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to endorse any draft or check which may be payable to the Debtor in order to collect such returned or unearned premiums or the proceeds of insurance and (ii) authorized to apply such insurance proceeds in the same manner and order as the proceeds of sale or other disposition of the Collateral are to be applied pursuant to Paragraph 9 hereof.
h.
Taxes. The Debtor will pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof or for its use and operation.
i.
Equipment Not Fixtures. The Debtor warrants that all equipment which constitutes a part of the Collateral is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. If, in the opinion of DHCD, any such equipment is or may become part of any real estate, the Debtor will furnish to DHCD a written waiver by the record owner of such real estate of all interest in such equipment and a written subordination to DHCD's security interest and lien by any person who has a lien on or security interest in such real estate which is or may be superior to DHCD's security interest hereunder.
j.
Specific Assignments. Promptly, upon request by DHCD, the Debtor will execute and deliver to DHCD written assignments, endorsements, and/or schedules, in form and content satisfactory to DHCD, of specific chattel paper and accounts or groups of accounts or chattel paper related to the Collateral, but the security interest of DHCD hereunder shall not be limited in any way by such assignments. Such accounts and chattel paper are to secure payment of the Liabilities and performance of the Loan Documents and are not sold to DHCD whether or not any assignment thereof which is separate from this Agreement is in form absolute.
k.
Delivery, etc., of Chattel Paper. The Debtor will promptly upon request by DHCD deliver, assign, and endorse to DHCD all chattel paper related to the Collateral and all other documents held by the Debtor in connection therewith.

l.
Litigation. There are no proceedings pending or, so far as any person signing below as or on behalf of the Debtor knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Debtor.
m.
No Conflicting Agreements. There are no provisions of the Debtor's charter and by laws and no provisions of any existing mortgage, deed of trust, indenture, contract, lease, or agreement binding on the Debtor or affecting the Collateral which would materially conflict with or in any way prevent the execution, delivery, or carrying out the terms of this Agreement, the Note, or the other Loan Documents.
n.
Books, Financial Records, and Inspections. The Debtor will at all times (i) maintain complete and accurate books and records and (ii) permit any person designated by DHCD to enter, examine, audit, and inspect all properties, books, operations, and records of the Debtor at any reasonable time and from time to time wherever such properties, books, and records are located; and (iii) furnish to DHCD financial statements in such form and from time to time as may be required by DHCD.
o.
Government Contracts. If any account or chattel paper related to the Collateral arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Debtor shall immediately notify DHCD thereof in writing and execute any instruments or take any steps required by DHCD in order that all moneys due or to become due under such contract or contracts shall be assigned to DHCD and notice thereof given under the Federal Assignment of Claims Act.
p.
Collateral Account. If all or any part of the Collateral at any time consists of inventory, accounts, or chattel paper, the Debtor will, upon the request of DHCD at any time and from time to time both prior to and after the occurrence of an Event of Default hereunder, deposit or cause to be deposited to a bank account designated by DHCD and from which DHCD alone has the power of access and withdrawal (the “Collateral Account”) all checks, drafts, cash, and other remittances in payment or on account of payment of such inventory, accounts, or chattel paper and the cash proceeds of any returned goods, the sale or lease of which gave rise to an account or chattel paper (all of the foregoing herein collectively referred to as “Items of Payment”). The Debtor shall deposit the Items of Payment for credit to the Collateral Account within two (2) business days of the receipt thereof, and in precisely the form received, except for the endorsement of the Debtor where necessary to permit the collection of the Items of Payment, which endorsement the Debtor hereby agrees to make. Pending such deposit, the Debtor will not commingle any of the Items of Payment with any of its other funds or property but will hold them separate and apart. At least once a week, DHCD will apply the whole or any part of the collected funds credited to the Collateral Account against the Liabilities or credit such collected funds to a banking account of the Debtor with DHCD, the order and method of such application to be in the sole discretion of DHCD.
q.
Violations of Laws, etc. Neither the consummation of the Loan nor the use, directly or indirectly, of all or any portion of the proceeds of the Loan hereunder will violate or result in a violation of any provision of any applicable statute, regulation, or order of, or any restriction imposed by, the State of Maryland or the United States of America or by any authorized official, board, department, instrumentality, or agency thereof.
r.
Environmental Laws. The Debtor has obtained or will obtain all permits, licenses and other authorizations (“Environmental Authorizations”) which are required under any and all federal, state, local and foreign statutes, ordinances, codes, laws, regulations and other such authorities relating to the environment or the release of any materials into the environment (“Environmental Laws”) and has delivered or will cause to be delivered copies of such permits, licenses and other authorizations to DHCD. The Debtor is and will remain in compliance with the terms and conditions of all such permits, licenses and authorizations, and is and will remain in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to (i) any alleged failure by the Debtor to have any Environmental Authorization required in connection with the conduct of the business of the Debtor; (ii) any generation, treatment, storage, recycling, transportation, disposal, or any release as defined in 42 U.S.C. §9601(22) (“Release”) on, at, under, about or from any property or facility now, or in the past, owned, leased or operated by Debtor of any substance regulated under any Environmental Laws

(“Hazardous Material”); or (iii) any arrangement by Debtor for disposal, treatment or transport of any Hazardous Material. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Debtor and no property or facility now or previously owned, leased or operated by the Debtor is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up. There are no liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Debtor and no governmental actions have been taken or are in process which could subject any of such properties to such liens such that the Debtor would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed of such property. There are no Hazardous Materials present on, in, at, under or about any real property or properties, owned or leased by the Debtor in amounts or concentrations or under circumstances that materially adversely affect the use or value of such property or properties.
3.
Rights of DHCD and Duties of Debtor. If all or any part of the Collateral at any time consists of inventory, accounts, or chattel paper, (a) DHCD may at any time and from time to time both prior to and after the occurrence of an Event of Default hereunder, and the Debtor hereby irrevocably appoints DHCD as its attorney-in-fact (which appointment is coupled with an interest and is irrevocable), with power of substitution, in the name of DHCD or in the name of the Debtor or otherwise, for the use and benefit of DHCD, but at the cost and expense of the Debtor and without notice to the Debtor, to (i) notify the account debtors obligated on any of the Collateral to make payments thereon directly to DHCD, and to take control of the cash and non-cash proceeds of any such Collateral; (ii) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (iii) release, make exchanges or substitutions for, or surrender all or any part of the Collateral; (iv) remove from the Debtor's place of business all books, records, ledger sheets, correspondence, invoices, and documents relating to or evidencing any of the Collateral or, without cost or expense to DHCD, make such use of the Debtor's place(s) of business as may be reasonably necessary to administer, control, and collect the Collateral; (v) repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor; (vi) demand, collect, receipt for, and give renewals, extensions, discharges, and releases of any of the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) settle, renew, extend, compromise, compound, exchange, or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (ix) endorse the name of the Debtor upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor; and (x) receive and open all mail addressed to the Debtor and, if an Event of Default exists hereunder, notify postal authorities to change the address for the delivery of mail to the Debtor to such address as DHCD may designate; and (b) the Debtor will (i) make no material change to the terms of any sale or lease of inventory or of any account or chattel paper without the prior written permission of DHCD; (ii) on demand, make available in form acceptable to DHCD shipping documents and delivery receipts evidencing the shipment of goods which gave rise to the sale or lease of inventory or of an account or chattel paper, completion certificates, or other proof of the satisfactory performance of services which gave rise to the sale or lease of inventory or of an account or chattel paper, copies of the invoices arising out of the sale or lease of inventory or for an account, and the Debtor's copy of any written contract or order from which the sale or lease of inventory, an account, or chattel paper arose; and (iii) when requested, regularly advise DHCD whenever an account debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an account or chattel paper, and of any delay in delivery or performance, or claims made, in regard to any sale or lease of inventory, account, or chattel paper, and will comply with any instructions which DHCD may give regarding the sale or other disposition of such returns.
4.
Performance by DHCD. If the Debtor fails to perform, observe, or comply with any of the conditions, terms, or covenants contained in this Agreement or in the other Loan Documents, DHCD, without notice to or demand upon the Debtor and without waiving or releasing any of the Liabilities or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms, or covenants for the account and at the expense of the Debtor, and may enter upon any place of business or other premises of the Debtor for that purpose and take all such action thereon as DHCD may consider necessary or appropriate for such purpose. All sums paid or advanced by DHCD in connection with the foregoing and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection therewith (collectively, the “Expense Payments”) together with interest thereon at a per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of the Liabilities, plus one percent (1%) per annum, from the date of payment until repaid in full, shall be paid by the Debtor to DHCD on demand and shall constitute and become a part of the Liabilities secured hereby.

5.
Information Rights. Reference is hereby made to that certain Amended and Restated Investors’ Rights Agreement, dated as of August 23, 2018 (as it may be amended from time to time, the “IRA”), by and among the Debtor and the investor parties thereto. Notwithstanding the fact that DHCD is not a Major Investor (as defined in the IRA), the Debtor hereby agrees, for so long as the Liabilities remain outstanding, to deliver to DHCD the financial statements and other information to be provided to a Major Investor as provided in Sections 3.1 and 3.2 of the IRA on the terms and conditions set forth therein as if DHCD were a Major Investor thereunder; provided, however, that notwithstanding the terms contained in the IRA, DHCD shall not be required to request such information and such information will automatically be provided to DHCD by Debtor within the time frames set forth in the IRA, subject to any securities laws and regulations that the Debtor and DHCD may be required to comply with as a result of the public offering of Debtor's equity securities. DHCD agrees that any confidential information provided to or learned by it in connection with its rights under this Agreement shall be subject to the confidentiality provisions set forth in Section 3.5 of the IRA.
6.
Notice Regarding Disclosure of Information Relating to the Debtor. DHCD intends to make available to the public certain information regarding the Loan, the purpose for which Debtor uses the Loan proceeds (the “Project”), and the Debtor. In addition, DHCD is required to disclose information about the Project to the Board of Public works and the Maryland General Assembly and may desire to disclose such information to other State of Maryland officials or their staff, local government officials or their staff, and other lenders and funding sources. DHCD is also required to disclose information in response to a request for information made pursuant to the Public Information Act, General Provisions Article, Section 4-101 et seq. of the Annotated Code of Maryland (the “PIA”). Information that may be disclosed to any of the foregoing, including the public, may include, among other things, the name of the Debtor; the name, location, and description of the Project; the date and amount of financial assistance awarded by DHCD; the terms of the financial assistance; use of funds; information contained in the application for financial assistance; a copy of the application; and the sources, amounts and terms of other funding used to complete the Project, including capital contributions from the Debtor. Certain information may be exempt from disclosure under the PIA. Requests for disclosure of information made pursuant the PIA are evaluated on an individual basis by DHCD. If the Debtor believes that any of the information it has provided to DHCD is exempt from disclosure, Debtor should attach a statement to the DHCD’s commitment letter describing the information it believes to be exempt from disclosure and provide an explanation therefor. DHCD cannot guarantee non-disclosure of such information but may consider Debtor’s statement when responding to a request made pursuant to the PIA.
7.
Indemnification. The Debtor shall indemnify DHCD and hold it harmless against any loss or expense (including reasonable attorneys' fees) resulting from any and all claims, actions, settlements, or liability for any act or failure to act by Debtor in connection with the Project or the Collateral; provided that this indemnification shall not apply to any of the foregoing to the extent incurred solely as the result of DHCD’s gross negligence or willful misconduct.
8.
Default. The occurrence of any one or more of the following events shall constitute an Event of Default (“Event of Default”) under this Agreement: (a) failure of the Debtor to pay any of the Liabilities as and when due and payable; (b) failure of the Debtor to perform, observe, or comply with any of the provisions of this Agreement, the other Loan Documents or the Act; (c) the occurrence of an event of default (as defined therein) under any of the other Loan Documents; (d) if any representation or warranty, or any information contained in any financial statement, application, schedule, report, or any other document given by the Debtor or by any other person in connection with the Liabilities, with the Collateral, or with any of the Loan Documents is not in all respects true and accurate or if the Debtor or such other person failed to state any material fact or omitted any fact necessary to make such information not misleading; (e) the filing of any petition for relief under the Bankruptcy Code or any similar federal or state statute by or against the Debtor; (f) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of the Debtor; (g) the dissolution, consolidation, or reorganization of the Debtor; (h) the merger of Debtor without providing at least 30 days’ advance written notice to DHCD; or (i) any change in the ownership of the Debtor without the prior written consent of DHCD.
9.
Rights and Remedies upon Default. Upon the occurrence of an Event of Default hereunder (and in addition to all of its other rights, powers, and remedies under this Agreement), DHCD may, at its option, declare the unpaid balance of the Liabilities to be immediately due and payable without presentment, demand for payment, protest, or notice of any kind to Debtor, all of which are hereby waived. The occurrence or non-occurrence of an Event of Default shall in no manner impair the ability of DHCD to demand payment of any portion of the Liabilities which are payable on demand. DHCD shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and other applicable laws. Upon the occurrence of an Event of Default hereunder, the Debtor, upon demand by DHCD, shall assemble the Collateral and make it available to DHCD at a place designated by DHCD which is mutually convenient to both parties. Upon the occurrence of an Event of Default hereunder, DHCD or its agents may enter upon the Debtor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it, all without judicial process or proceedings.

Any written notice of the sale, disposition, or other intended action by DHCD with respect to the Collateral which is required by applicable laws and is sent by certified mail, postage prepaid, to the Debtor at the address of the Debtor's chief executive office specified below, or such other address of the Debtor which may from time to time be shown on DHCD's records, at least ten (10) days prior to such sale, disposition, or other action, shall constitute reasonable notice to the Debtor. The Debtor shall pay on demand all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of DHCD (a) in enforcing the Liabilities, and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the “Liquidation Costs”) together with interest thereon at a per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of the Liabilities, plus one percent (1%) per annum, from the date of payment until repaid in full, shall be paid by the Debtor to DHCD on demand and shall constitute and become a part of the Liabilities secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by DHCD to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by DHCD to the payment of the remaining Liabilities in such order and manner of application as DHCD may from time to time in its sole discretion determine.

10.
Deficiency. If the sale or other disposition of the Collateral fails to fully satisfy the Liabilities, the Debtor shall remain liable to DHCD for any deficiency.
11.
Miscellaneous. Each right, power, and remedy of DHCD as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by DHCD of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by DHCD of any or all such other rights, powers, or remedies. No failure or delay by DHCD to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude DHCD from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any of the Liabilities, DHCD shall not be deemed to have waived the right either to require payment when due of all other Liabilities or to declare an Event of Default for failure to effect such payment of any such other Liabilities. The Debtor waives presentment, notice of dishonor, and notice of non-payment with respect to accounts and chattel paper. The paragraph headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. This Agreement shall be governed by the laws of the State of Maryland without regard to the principles of conflict of laws and shall be binding upon the heirs, personal representatives, successors, and assigns of the Debtor, as the case may be, and shall inure to the benefit of the successors and assigns of DHCD. The Loan is not a Consumer Transaction as defined in the Maryland Uniform Commercial Code and none of the Collateral has been or shall be purchased or held primarily for personal, family, or household purposes. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders, as the context may require, and the term “person” shall include an individual, a corporation, an association, a partnership, a trust, and an organization. Unless varied by this Agreement, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings hereunder as assigned to them by the Maryland Uniform Commercial Code.

Signature(s) on following page

The signature(s) and seal(s) of the Debtor are/is subscribed to this Agreement the day and year written above with the specific intention of creating a document under seal.

WITNESS:	DEBTOR: Clene Nanomedicine, Inc., a Delaware corporation

s/ Sally Dulin	By:	s/ Mark Mortenson	(SEAL)
Name: Mark Mortenson
Title: Chief Science Officer

Address of Debtor’s Principal Office:

500 Principio Parkway West
Suite 400
North East, MD 21901

Exhibit A – Collateral

NBDP SECURITY AGREEMENT

EXHIBIT A

Address where Collateral	Address(es) of other place(s)
is or is to be located:	of business of the Debtor:

100 Chesapeake Blvd.	500 Principio Parkway Way
Elkton, MD 21901	Suite 400, North East, MD 21901

6550 South Millrock Drive, Suite G50
Salt Lake City, Utah 84121

Previous legal and/or trade name(s) of the Debtor:

(1) CLENE NANOMEDICINE, LLC

(2)

COLLATERAL

All of the equipment and other items purchased with the proceeds of the Loan (including, but not limited to, the equipment described below), both now owned and hereafter acquired (including, without limitation, all books, records and data processing materials in any form documenting, describing or in any way relating to any or all of the items purchased with the proceeds of the Loan, whether in the possession of the Debtor or any other person), together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof, including all proceeds of casualty insurance for loss of the items or any part thereof.

Equipment	Qty.	Note
10,000 Gallon SS pre-production tanks	3
4,000 Gallon SS Product Tanks	6
10,000 Gal. SS Water Storage Tanks	2	For USP water storage and water recycling
Bulk concentration equipment	3	SS holders for filters and associated pumps
Final concentration equipment	3	SS holder for filters and SS vessel
Filter/Bottling equipment	1	Automated filling line with environmental isolation
Packaging	1	Packaging post fill

Collateral includes any renewals, replacements, modifications, extensions, substitutions or amendments thereto.